Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Profit Planners Management, Inc. (the “Company”) on Form 10-Q for the period ending August 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wesley Ramjeet, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending August 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-Q for the period ending August 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of Profit Planners Management, Inc.

Profit Planners Management, Inc.

Date: October 20, 2011	By:	/s/ Wesley Ramjeet
Wesley Ramjeet
Chief Executive Officer,
Chief Financial Officer,
Chief Accounting Officer,
Director